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                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-108821) and on Form S-8 (Registration Nos. 333-48079, 333-82124, 333-60611, 333-05933, 333-28887, 333-37843, 333-71261,
333-86147, 333-39588, 333-97793, 333-105879, 333-109301) of Tekelec of our
report dated April 6, 2004, except as to the second paragraph of Note 13 as to which the date is April 8, 2004, relating to the financial statements of Taqua, Inc., which appears in the Current Report on Form 8-K/A of Tekelec dated June 22, 2004.



PricewaterhouseCoopers LLP
Boston, MA
June 22, 2004